UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) - May 5, 2006

Commission File Number: 000-32745

SHEARSON FINANCIAL NETWORK
(Exact name of registrant as specified in its charter)

Nevada	88-0471353
(State or jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2470 St. Rose Parkway, Suite 314
Henderson, Nevada 89074

(Address of principal executive offices, including zip code)

(702) 547-7300
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SHEARSON FINANCIAL NETWORK, INC.

Item 1.02	Termination of Material Definitive Agreement

On May 22, 2006, Shearson Financial Network, Inc. filed a form 10KSB/A including the following disclosure, “on May 5, 2006, the Company rescinded its acquisition agreement with Paragon Financial Corporation, “PGNF”. On February 7, 2006 the Company and PGNF entered into an acquisition agreement, whereby PGNF and the Company acquired all of the common stock of SHL for 149,558,791 shares of PGNF common stock and 79 shares of PGNF Series F Preferred Stock (convertible into 443,217,018 shares of PGNF Common Stock), valued at approximately $16,000,000. Each share of the Series F Preferred Stock automatically converts into 5,610,342 shares of PGNF common stock upon the filing of an amendment to PGNF articles, (the “Exchange”). The Exchange was never duly authorized and approved by the parties thereto, and each of the parties hereto desires to rescind the exchange. In connection with such rescission the Company transferred and assigned its shares of the PGNF capital stock and preferred stock to the PGNF shareholders and the PGNF shareholders transferred back its shares of the common stock of the Company. The Company views this rescission as nullification and accordingly has not included any operating activities related to PGNF in the Company’s consolidated financial statements.

Item 9.01.	Financial Statements, Financial Information and Exhibits.

(b)	Exhibits

10.4	Rescission Agreement dated May 5, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

Date: December 7, 2006	SHEARSON FINANCIAL NETWORK

By: /s/ Michael A. Barron
Michael A. Barron
Chief Executive Officer and President